EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3/A of PC Mall, Inc. of our report dated February 9, 2007, except for Note 16 as to which the date is November 29, 2007, on the financial statements of SARCOM, Inc. as of and for the years ended December 31, 2006 and 2005, and to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Plante & Moran, PLLC

Cleveland, Ohio

November 29, 2007